Exhibit 99.4
LB-UBS Comm. Mortg. Trust 2004-C1
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
R-I
0.00
0.00
0.00
R-II
0.00
0.00
0.00
A-1
14,453,517.75
3,979,515.09
138,546,482.25
A-2
0.00
7,075,860.00
213,000,000.00
A-3
0.00
4,517,269.13
113,000,000.00
A-4
0.00
31,457,844.11
751,262,000.00
B
0.00
549,514.46
12,463,000.00
C
0.00
553,627.25
12,463,000.00
D
0.00
726,309.21
16,023,000.00
E
0.00
975,116.45
21,365,000.00
F
0.00
571,106.58
12,463,000.00
G
0.00
1,160,035.25
24,926,000.00
H
0.00
952,340.08
19,584,000.00
J
0.00
705,721.01
14,244,000.00
K
0.00
815,893.43
16,023,000.00
L
0.00
321,006.40
7,122,000.00
M
0.00
240,732.25
5,341,000.00
N
0.00
160,503.20
3,561,000.00
P
0.00
321,006.40
7,122,000.00
Q
0.00
160,458.10
3,560,000.00
R-III
0.00
0.00
0.00
S
0.00
80,274.15
1,781,000.00
T
0.00
720,345.16
16,024,014.00
X-CL
0.00
3,260,564.41
1,409,873,496.25
X-CP
0.00
12,886,689.61
1,233,063,000.00
X-ST
0.00
2,089,107.87
225,751,736.80
V
0.00
0.00
0.00